Exhibit 99.2

INTERIM FINANCIAL STATEMENTS OF

DNA GENOTEK INC.

FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2011

(UNAUDITED, EXPRESSED IN CANADIAN DOLLARS)

DNA Genotek Inc.

Unaudited Interim Financial Statements

Period ended June 30, 2011

PAGE

Unaudited Statements of Earnings and Retained Earnings	1

Unaudited Balance Sheets	2

Unaudited Statements of Cash Flows	3

Notes to the Unaudited Interim Financial Statements	4 - 18

DNA Genotek Inc.

Statements of Earnings and Retained Earnings

(Unaudited, expressed in Canadian dollars)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Revenue	$3,289,478	$3,361,724	$7,389,736	$7,766,070
Cost of sales	737,951	490,922	1,631,565	1,046,263

Gross profit	2,551,527	2,870,802	5,758,171	6,719,807

Operating expenses
Amortization	112,290	107,570	228,123	213,788
Sales and marketing	1,278,920	1,314,318	2,450,521	2,327,039
Research and development (Note 5)	452,894	315,796	987,224	628,678
Operations	417,438	490,038	723,013	741,801
General and administration	625,814	555,236	1,428,229	1,249,112
Stock-based compensation (Note 4)	28,758	45,809	62,245	165,690

	2,916,114	2,828,767	5,879,355	5,326,109

Earnings (loss) before undernoted items	(364,587)	42,036	(121,184)	1,393,698

Other income (expense)
Foreign exchange income (loss)	21,802	154,900	(16,273)	26,147
Interest income	7,905	5,133	18,362	10,618

Total other income	29,707	160,033	2,089	36,765

Earnings (loss) before income taxes	(334,880)	202,069	(119,095)	1,430,463

Income taxes (benefit)
Current	7,408	69,538	1,983	491,735
Future	(59,771)	(18,101)	(16,000)	(127,998)

	(52,363)	51,437	(14,017)	363,737

NET EARNINGS (LOSS)	(282,517)	150,632	(105,078)	1,066,726

RETAINED EARNINGS BEGINNING OF PERIOD	2,748,866	2,777,104	2,571,428	1,861,009

RETAINED EARNINGS, END OF PERIOD	$2,466,349	$2,927,735	$2,466,349	$2,927,735

See accompanying notes to the financial statements.

DNA Genotek Inc.

Balance Sheets

(Unaudited, expressed in Canadian dollars)

	June 30, 2011	December 31, 2010

CURRENT ASSETS

Cash and cash equivalents	$5,862,433	$5,693,264
Accounts receivable, net	2,234,431	3,227,499
Income taxes recoverable	169,590	169,590
Harmonized sales tax recoverable	82,742	124,798
Inventory (Note 3)	585,528	745,444
Prepaid expenses and deposits	101,969	150,575
Non-refundable investment tax credits (Note 6)	460,748	266,048

	9,497,441	10,377,218

PROPERTY, PLANT AND EQUIPMENT, NET	597,882	657,293
INTANGIBLE ASSETS, NET	161,310	188,433
FUTURE INCOME TAX ASSETS	33,133	20,333

	$10,289,766	$11,243,277

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$1,242,506	$1,712,641
Current portion of leasehold inducement	19,784	19,784
Future income tax liabilities	72,133	75,333
Deferred revenue	335,169	846,968

	1,669,592	2,654,726

LONG-TERM LEASEHOLD INDUCEMENT	44,963	55,754

COMMITMENTS

SHAREHOLDERS’ EQUITY

Share capital (Note 4)	5,703,293	5,618,045
Contributed surplus	405,570	343,325
Retained earnings	2,466,349	2,571,427

	8,575,212	8,532,797

	$10,289,766	$11,243,277

See accompanying notes to the financial statements.

DNA Genotek Inc.

Statements of Cash Flows

(Unaudited, expressed in Canadian dollars)

	Six months ended June 30, 2011	Six months ended June 30, 2010

NET INFLOW (OUTFLOW) OF CASH RELATED TO THE FOLLOWING ACTIVITIES:

OPERATING
Net earnings (loss)	$(105,078)	$1,066,726
Items not affecting cash
Amortization of property, plant and equipment	136,346	148,563
Amortization of intangible assets	91,778	65,225
Future income taxes	(16,000)	(127,998)
Leasehold inducement	(10,792)	(10,792)
Stock-based compensation	62,245	165,690

	158,499	1,307,414

Changes in non-cash operating working capital items (Note 8)	67,012	(1,785,886)

	225,511	(478,472)

INVESTING
Acquisition of intangible assets	(60,451)	(18,563)
Acquisition of property, plant and equipment	(81,139)	(103,408)

	(141,590)	(121,971)

FINANCING
Issuance of Class A common shares	85,248	13,794

	85,248	13,794

NET CASH INFLOW (OUTFLOW)	169,169	(586,649)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,693,264	7,042,193

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,862,433	$6,455,544

Supplementary information:
Interest received	$18,362	$10,618

See accompanying notes to the financial statements.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

1.	DESCRIPTION OF BUSINESS

DNA Genotek Inc. began active operations in fiscal 2001 and is based in Ottawa, Ontario. The Company develops and markets consumable kits for the collection of DNA through saliva. On August 17, 2011, OraSure Technologies, Inc. acquired DNA Genotek (see note 10 – Subsequent Events).

2.	SIGNIFICANT ACCOUNTING POLICIES

DNA Genotek adopted ASPE (Accounting Standards for Private Enterprises) for fiscal 2011 in accordance with the financial statement reporting changes introduced by the Canadian Institute of Chartered Accountants (CICA). An assessment of the differences between historical Canadian GAAP (generally accepted accounting principles) and ASPE on DNA Genotek’s results has isolated the changes primarily to disclosure differences. The impact of any changes, outside of certain disclosures required in the financial statement notes, is not considered material.

No material transitional differences were identified as result of the adoption of ASPE. Accordingly, the opening balance sheet as of January 1, 2010 is unchanged from the balance sheet previously presented as of December 31, 2009, and the statements of earnings and retained earnings and the statements of cash flows for the six month period ended June 30, 2011 are in accordance with pre-changeover Canadian generally accepted accounting principles and no additional reconciliation of the opening balance sheet will be presented. In addition, as no material differences have been identified, reconciliations of the statements of earnings and retained earnings and cash flows have not been presented.

Cash and cash equivalents

Cash and cash equivalents include cashable term deposits with terms of three months or less at the time of purchase.

Research and development

Research costs are expensed as incurred. Expenditures for research and development equipment, net of related investment tax credits, are capitalised. Development costs are deferred and amortized when the criteria for deferral under Canadian GAAP are met, or otherwise, are expensed as incurred. To date, no such costs have been capitalized.

Inventory

Inventory consists of plastic parts, chemical solution and finished goods and is valued at lower of average cost and net realizable value.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment tax credits

The Company records investment tax credits when it believes it has complied with the eligibility requirements set out in the Canadian Income Tax Act and there is a reasonable assurance of realization. Investment tax credits are recorded as a reduction of the related expense or the cost of the asset acquired.

Revenue recognition

Revenue from product sales is recognized upon shipment, when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, all significant obligations have been satisfied and collection is reasonably assured. Deferred revenue is recorded when customers pay in advance of product delivery.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at year-end. Non-monetary assets and liabilities are translated at historical rates. Foreign currency transactions are translated at rates in effect on the dates of the transactions.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Leasehold improvements	term of lease
Computer equipment	3 years
Office, production and lab equipment	5 years
Furniture and fixtures	5 years

In the year of acquisition, amortization is prorated based on the number of months remaining in the year.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company performs reviews for the impairment of property, plant and equipment and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed based on the carrying value of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Intangible assets

Intangible assets are comprised of computer software which is recorded at cost less accumulated amortization. Computer software is amortized on a straight-line basis over two years.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income taxes are recognized based on the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax basis, using the substantively enacted income tax rates for the years in which the differences are expected to reverse. The Company recognizes future income tax assets to the extent that they are more likely than not to be utilized.

Stock-based compensation plan

The Company has a stock-based compensation plan, which is described in Note 4. The Company has adopted the CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments, which establishes standards for the recognition, measurement and disclosure of stock-based compensation. Under this Section, stock options are measured and recognized using a fair value based method.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of accounting estimates

The preparation of financial statements in conformity with Canadian GAAP requires the Company’s management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from the estimates made by management. Significant estimates in the financial statements include amounts accrued for investment tax credits receivable, amortization rates and estimated useful lives of property, plant and equipment, warranty provision, the allowance for bad debts, inventory obsolescence, accrued liabilities and estimates and assumptions used in the calculation of stock-based compensation.

3.	INVENTORY

	June 30, 2011	December 31, 2010

Raw materials	$213,774	$292,547
Finished goods	371,754	452,897

	$585,528	$745,444

4.	SHARE CAPITAL

Stock option plan

Under the 2003 Stock Option Plan, the Company may grant options to its employees, consultants and directors. The aggregate number of options shall not exceed 4,750,000 of which 6,943 are available for grant as at June 30, 2011. The exercise price of each option equals the market price of the Company’s common stock on the date of grant and an option’s maximum term is ten years. In general, the options vest 33% after one year with the balance on a quarterly basis over the following two years.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

4.	SHARE CAPITAL (Continued)

Stock option plan (Continued)

	Options	Weighted Average Exercise Price

Outstanding, December 31, 2009	3,780,381		$0.47

Granted	515,500		$0.75
Exercised	(145,000)		$0.50
Forfeited	(241,373)		$0.52
Expired	(114,127)		$0.51

Outstanding, December 31, 2010	3,795,381		$0.50

Granted	216,000		$1.04
Exercised	(165,000)		$0.52
Forfeited	(18,000)		$0.68
Expired	—	$

Outstanding, June 30, 2011	3,828,381		$0.53

Options exercisable, June 30, 2011	3,143,415		$0.53

The	following table summarizes information about fixed stock options outstanding at June 30, 2011:

Exercise Price	Options Outstanding at June 30, 2011	Weighted Average Remaining Contractual Life (Years)	Options Exercisable at June 30, 2011

$0.30	808,018	3.65	808,018
$0.50	2,182,863	5.81	2,171,814
$0.75	621,500	8.77	163,583
$1.03	190,000	9.56	—
$1.10	26,000	9.85	—

$0.53	3,828,381	6.05	3,143,415

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

4.	SHARE CAPITAL (Continued)

Stock-based compensation

The Black-Scholes option pricing model used by the Company to calculate option values, as well as other currently accepted valuation models, were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s option awards. These models require subjective assumptions, including future stock price volatility and expected time until exercise, which affect calculated values.

The fair market value of the options granted in 2011 was determined using the Black-Scholes option pricing model based on the fair value of the common shares on the date of grant and the following assumptions: Ten-year life; interest rate of 3.012%; volatility of NIL%; and no dividends.

5.	RESEARCH AND DEVELOPMENT

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Research and development expenses	$551,237	$466,659	$1,181,924	$930,405
Investment tax credits	(98,343)	(150,863)	(194,700)	(301,727)

	$452,894	$315,796	$987,224	$628,678

6.	INCOME TAXES

As at June 30, 2011, the Company had $460,748 of investment tax credits which can be used to offset future federal taxes payable and which expire in 2030.

This amount has been recorded as a current asset due to the fact there is reasonable assurance that the Company will use this amount in the coming fiscal year.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

7.	FINANCIAL INSTRUMENTS

Currency risk

The Company’s earnings are subject to financial risk as a result of fluctuations in foreign exchange rates, and the degree of volatility of these rates. The Company currently does not use derivative instruments to hedge its foreign currency exposure. This exposure is primarily limited to the U.S. dollar as the Company realizes approximately 60% of its sales principally in U.S. dollars.

The balance sheet includes the following amounts expressed in Canadian dollars with respect to financial assets and liabilities for which cash flows are denominated in the following currencies:

	June 30, 2011	December 31, 2010

U.S. dollars:
Cash	$262,842	$3,966,140
Accounts receivable	1,715,643	2,539,446
Accounts payable and accrued liabilities	29,837	83,846

Fair value

The carrying amounts for cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities approximate fair market value because of the short maturity of these instruments.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

8.	CHANGES IN NON-CASH OPERATING WORKING CAPITAL ITEMS

	June 30, 2011	June 30, 2010

Accounts receivable	$993,069	$(1,729,806)
Income taxes recoverable	—	190,008
HST recoverable	42,056	(3,307)
Inventory	159,916	(53,726)
Prepaid expenses and deposits	48,606	(100.232)
Non-refundable investment tax credits	(194,700)	—
Accounts payable and accrued liabilities	(470,136)	(357,059)
Deferred revenue	(511,799)	268,236

	$67,012	$(1,785,886)

9.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company follows Canadian GAAP which is different in some respects from the accounting principles generally accepted in the United States (“US GAAP”) and from practices prescribed by the United States Securities and Exchange Commission. The significant differences between Canadian and US GAAP, and their effects on the financial statements, are described below.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

	Common Shares		Additional Paid-in Capital	Retained Earnings	Total
	Number	Amount
Statement of Changes in Shareholders’ Equity

Balance, December 31, 2009, in accordance with Canadian GAAP	27,292,571	$5,545,313	$179,467	$1,861,008	$7,585,788

Adjustment to opening shareholders’ equity—stock-based compensation	—	—	523,888	(523,888)	—
Adjustment to opening additional paid-in-capital - repurchase of stock for cash	—	—	(122,602)	122,602	—

Issuance of stock on exercise of employee stock options	145,000	72,732	—	—	72,732
Stock-based compensation expense for the year	—	—	425,694	—	425,694
Earnings	—	—	—	448,583	448,583

Balance, December 31, 2010, in accordance with US GAAP	27,437,571	5,618,045	1,006,447	1,908,305	8,532,797

Issuance of stock on exercise of employee stock options	165,000	85,248	—	—	85,248
Stock-based compensation expense for the period	—	—	112,309	—	112,309
Loss	—	—	—	(155,142)	(155,142)

Balance, June 30, 2011, in accordance with US GAAP	27,602,571	$5,703,293	$1,118,756	$1,753,163	$8,575,212

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Statement of Earnings (Loss)

Earnings (loss) in accordance with Canadian GAAP	($282,517)	$150,632	($105,078)	$1,066,726
Stock-based compensation [i]	(24,255)	(21,699)	(50,064)	(133,319)

Earnings (loss) in accordance with US GAAP	($306,772)	$128,933	($155,142)	$933,407

i.	Stock-based compensation

The Company grants stock options to employees in accordance with the 2003 Stock Option Plan. Under Canadian GAAP, privately held enterprises are permitted to use the minimum value methodology to value compensation related to stock options granted to employees.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

9.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

i.	Stock-based compensation (Continued)

Under US GAAP, effective January 1, 2006, the Company adopted Financial Accounting Standards Board, Accounting Standards Codification 718 - Stock Compensation (“ASC 718”) to account for employee stock-based compensation. This standard requires companies to expense the fair value of stock-based compensation awards through operations. The fair value of stock options granted is to be calculated using the Black-Scholes option pricing model and must take into consideration estimated forfeitures at the time of grant to determine the number of awards that will ultimately vest.

The Company has elected to use the modified prospective application transition method to implement the accounting for employee stock options outstanding at January 1, 2006 under ASC 718. Under the modified prospective method, ASC 718 is generally applied only to share-based awards granted, modified, repurchased or cancelled on or after January 1, 2006. ASC 718 was applied prospectively to new awards and to awards modified, repurchased or cancelled after the required effective date of January 1, 2006. The Company has adopted the straight-line attribution method for determining the compensation cost to be recorded during each accounting period.

As a result of adopting ASC 718, which does not permit use of the minimum value method and requires forfeitures to be estimated at the grant date, additional compensation expense has been recorded under US GAAP for the three and six month periods ended June 30, 2011 and June 30, 2010.

Other disclosure related to share-based compensation is as follows:

a)	The total number of options vested and exercisable as of June 30, 2011 was 3,143,415 with a weighted average exercise price of $0.53 and a weighted average remaining term of 6.05 years.

b)	The total number of options vested and expected to vest amounted to 3,828,381 as at June 30, 2011 and had a weighted average exercise price of $0.53 and a weighted average remaining term of 6.05 years.

c)	As at June 30, 2011, compensation costs not yet recognized relating to stock option awards outstanding was $303,649. As at June 30, 2011, compensation cost will be recognized on a straight-line basis over the remaining weighted average period of approximately 27 months for the time vesting awards. Compensation will be adjusted for subsequent changes in estimated forfeitures.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

9.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

i.	Stock-based compensation (Continued)

d)	Expected volatilities are based on similar publicly traded companies in the industry as this represents the most appropriate basis to determine the actual expected volatility of the Company’s shares in future periods.

e)	Upon exercise of stock options, the Company satisfies its obligations by issuing treasury shares.

Other disclosures required under US GAAP

1.	Income statement

a)	Stock-based compensation

Non-cash stock-based compensation of $112,309 and $53,013 was recorded for the six and three month periods ended June 30, 2011 (June 30, 2010 - $299,009 and $67,508), respectively, and was included in General and Administration, Sales and Marketing, Operations, and Research and Development as follows:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

General and administration	$14,314	$24,303	$30,323	$107,644
Sales and marketing	20,145	23,628	42,677	104,653
Operations	11,133	13,502	23,585	59,802
Research and development	7,422	6,076	15,723	26,911

	$53,013	$67,508	$112,309	$299,009

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

9.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

b)	Rental expensed related to premises included in General and Administration expense is $241,626 and $103,496 for the six and three month periods ended June 30, 2011 (June 30, 2010 - $241,490 and $136,602).

c)	The Company earned non-refundable investment tax credits in the six and three month periods ended June 30, 2011 of $194,700 and $98,343 (June 30, 2010 - $301,727 and $150,863), respectively, for eligible research and development expenditures and accounted for these as a reduction to Research and Development expense under Canadian GAAP. Under US GAAP, this amount is reclassified on the statement of earnings to income tax expense.

2.	Balance sheet

a)	Details of accounts payable and accrued liabilities are as follows:

	June 30, 2011	December 31, 2010

Trade payables	$596,149	$911,385
Accruals	559,498	717,888
Payroll related accruals	19,932	10,900
Warranty	66,927	72,468

	$1,242,506	$1,712,641

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

9.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

3.	Income taxes

a)	Adoption of FASB Interpretation 48

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No.48, Accounting for Uncertainty in Income Taxes (“FIN 48”) an interpretation of FAS 109, effective for fiscal years beginning on or after December 15, 2006 (now ASC 740). ASC 740 provides specific guidance on the recognition, de-recognition and measurement of income tax positions in financial statements, including the accrual of related interest and penalties recorded in interest expense. An income tax position is recognized when it is more likely than not that it will be sustained upon examination based on its technical merits, and is measured as the largest amount that is greater than 50% likely of being realized upon ultimate settlement. Under Canadian GAAP, the Company recognizes and measures income tax positions based on the best estimate of the amount that is more likely than not to be realized. The adoption of this standard did not have any impact on the Company’s US GAAP results.

b)	Under Canadian GAAP, income taxes are measured using substantively enacted tax rates, while under US GAAP, measurement is based upon enacted tax rates. There is a difference between the enacted and substantively enacted rates for the periods presented, however; this difference does not result in a difference in the financial statements.

c)	Deferred tax asset

Under US GAAP, investment tax credits are included in the determination of deferred tax assets whereas under Canadian GAAP, investment tax credits are not considered in the determination of future tax assets but are disclosed separately on the balance sheet. Including the investment tax credits as a deferred tax asset under US GAAP would have the impact of increasing the Company’s deferred tax assets by $460,748 as a June 30, 2011 (December 31, 2010 - $266,048) with an offsetting decrease in the non-refundable investment tax credits asset.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

9.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

d)	Fiscal periods subject to examination

The Company files tax returns in Canada and the United States. Generally, the years 2008 to 2010 remain subject to examination by tax authorities.

4.	Fair Value Measurements

Effective January 1, 2008, the Company adopted FASB standard SFAS No. 157, Fair Value Measurements (now ASC 820), which defines fair value, establishes a framework and prescribes methods for measuring fair value and outlines the additional disclosure requirements on the use of fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date). ASC 820 establishes a three-level hierarchy that prioritizes the inputs used to measure fair value. The three levels of fair value hierarchy based on the reliability that prioritizes the inputs are as follows:

Level 1 - Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - Inputs are significant observable inputs other than quoted prices included in level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data; and

Level 3 - Inputs are significant unobservable inputs that reflect the reporting entity’s own assumptions and are supported by little or no market activity.

DNA Genotek Inc.

Notes to the Unaudited Interim Financial Statements

Period ended June 30, 2011

9.	RECONCILIATION WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

4.	Fair Value Measurements (Continued)

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been segregated into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below.

Financial assets and liabilities measured at fair value as at June 30, 2011 in the financial statements on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Balance

Cash and cash equivalents	$5,862,433	$—	$—	$5,862,433

Financial assets and liabilities measured at fair value as at December 31, 2010 in the financial statements on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Balance

Cash and cash equivalents	$5,693,264	$—	$—	$5,693,264

10.	SUBSEQUENT EVENTS

On August 17, 2011, the Company was acquired by OraSure Technologies, Inc. for $50 million in cash.